UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2021, ImmunityBio, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Sale Agreement”) with Jefferies LLC (the “Sales Agent”) under which it may offer and sell up to $500,000,000 of shares of its common stock, par value $0.0001 per share (the “Shares”), from time to time through the Sales Agent, acting as the Company’s sales agent. The sales and issuances of the Shares under the Sale Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No.333-255699) (the “Registration Statement”), that was automatically effective upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2021. The offering is described in the Company’s Prospectus, as supplemented by a Prospectus Supplement dated April 30, 2021, as filed with the SEC on April 30, 2021 (together, the “Prospectus”).

Pursuant to the Sale Agreement, sales, if any, of the Shares, will be made under the Registration Statement and an applicable prospectus supplement, by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions with the Company’s consent, (vi) block transactions or (vii) through a combination of any such methods. The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts to sell the Shares from time to time (the “Offering”), consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company has agreed to pay the Sales Agent a commission of up to 3.0% of the aggregate gross proceeds from each sale of Shares pursuant to the Sale Agreement and to provide the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act of 1933, as amended. The Sales Agent’s obligations to sell the Shares under the Sale Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company is not obligated to sell any Shares under the Sale Agreement and may at any time suspend solicitation and offers under the Sale Agreement. The Sale Agreement may be terminated by the Company at any time by giving written notice to the Sales Agent for any reason or by the Sales Agent at any time by giving written notice to the Company for any reason or immediately under certain circumstances, and shall automatically terminate upon the issuance and sale of all of the Shares.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Sale Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2021, the Company filed a Prospectus with the SEC in connection with the Sale Agreement, which contained certain financial information, including information about the Company’s estimated cash, cash equivalents and marketable securities balance as of March 31, 2021. In the Prospectus, the Company disclosed that it expects to report that the Company had cash, cash equivalents and marketable securities of approximately $84.3 million (consisting of an estimated $44.7 million of cash and cash equivalents and an estimated $39.6 million of marketable securities) as of March 31, 2021. This amount reflects the Company’s preliminary estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of March 31, 2021. The actual amount that the Company reports in its Quarterly Report on Form 10-Q for the period ended March 31, 2021 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended March 31, 2021 are finalized. As a result, these preliminary estimates may differ materially from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Open Market Sale Agreement dated April 30, 2021, by and between ImmunityBio, Inc. and Jefferies LLC

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: May 3, 2021	By:	/s/ David Sachs
David Sachs
Chief Financial Officer